EXHIBIT 99.1

MASTER LOAN AGREEMENT

By and Between

LIGHTNING GAMING, INC.,

LIGHTNING POKER, INC.

and

LIGHTNING SLOT MACHINES, LLC

as Borrowers

and

PDS GAMING – NEVADA, LLC

as Lender

DATED AS OF NOVEMBER 27, 2019

TABLE OF CONTENTS

Page

1. Definitions	1
2. The Loan	5
3. Lender Priority and Right of First Refusal	8
4. Borrowing Procedure and Conditions Precedent	8
5. Warrant Coverage	11
6. Representations and Warranties of the Borrower	11
7. Affirmative Covenants	15
8. Negative Covenants	18
9. Events of Default	20
10. Rights and Remedies Upon Default	22
11. Indemnification.	23
12. Consent to Jurisdiction.	24
13. Limitation on Waivers, Etc.	24
14. Successors and Assigns, Etc..	25
15. Survival of Representations and Warranties	25
16. Counterparts	25
17. Notices	25
18. Service of Process	26
19. Duties of the Lender with Respect to the Collateral	26
20. Closing Fees and Taxes.	26
21. Marshaling; Payments Set Aside.	27
22. Invalid Provisions.	27
23. Not Joint Ventures.	27
24. Estoppel Certificate	27
25. Notice of Change of Location or Name	28
26. Remedies Cumulative	28
27. Integration; Conflicting Terms	28
28. Governing Law; Construction	28
29. Waiver of Jury Trial	28
30. Delay or Omission	28
31. Severability	29
32. Entire Agreement; Modification	29
33. Headings.	29
34. Use of Defined Terms	29
35. Accounting Terms	29
36. Exhibits and Schedules	29
37. Miscellaneous Terms	29

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LIST OF EXHIBITS

Exhibit A - Form of Promissory Note

Exhibit B - Form of Solvency Certificate

Exhibit C - Form of Closing Certificate

Exhibit D - Form of Compliance Certificate

Exhibit E - Form of Warrant Agreement

LIST OF SCHEDULES

Schedule 1 - Licenses

Schedule 2 - Existing Debt

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MASTER LOAN AGREEMENT

THIS MASTER LOAN AGREEMENT, dated as of November 27, 2019 (the “Master Loan Agreement”), by and between Lightning Gaming, Inc., a Nevada corporation, as borrower (“LGI”), Lightning Slot Machines, LLC, a Nevada limited liability company, as borrower (“LSM”), and Lightning Poker, Inc., a Pennsylvania corporation, as borrower (“LPI”) each jointly and severally, (LGI, LSM and LPI are hereinafter individually and collectively referred to as, the “Borrower”) and PDS Gaming – Nevada, LLC (together with its successors and assigns, the “Lender”), a Nevada limited liability company.

RECITALS

A.       WHEREAS, the Borrower has requested that the Lender makes a series of Advances to the Borrower of a loan in the principal amount of up to $7,000,000.00 (the “Loan”) in order to (i) re-finance existing outstanding indebtedness of the Borrower under the Prior Loan (as that term is defined herein), (ii) finance the Borrower’s purchase or manufacturing of the Equipment (defined below) and (iii) to be used for general working capital, which will be evidenced by Promissory Notes (each a “Note” and collectively the “Notes”) executed by the Borrower payable to the order of the Lender, and secured by a Security Agreement dated of even date with the Master Loan Agreement on all the assets of Borrower, between the Borrower and the Lender (as such Security Agreement may be amended, modified, supplemented, restated or replaced from time to time, the “Security Agreement”). Each subsequent Advance will be made at the Lender’s sole and absolute discretion.

B.       WHEREAS, as inducement to Lender to make the Loan, Borrower has agreed to provide the Lender a warrant for shares of Borrower Lightning Gaming, Inc.

C.       WHEREAS, the Lender is willing to make the Loan to the Borrower upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

AGREEMENT

1.      Definitions.

“Advance” means any advance of loan funds by Lender.

“Advance Period” means the period starting on the first Closing Date and ending on the last day of the 12th month following the first Closing Date.

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“Agreement” means this Master Loan Agreement as it may be amended, modified, supplemented, restated or replaced from time to time.

“Applicable Rate” means as such term is defined in Section 2(c).

“Business Assets” means any and all now owned or hereafter acquired Property of the Borrower which is (a) used in the operation of Borrower’s gaming activities, or (b) reflected on the balance sheet for the Borrower hereafter delivered by the Borrower to the Lender in connection herewith. “Business Assets” in any event includes without limitation (i) the Collateral, (ii) all associated Property of the Borrower associated with the Collateral, including, without limitation, all gaming and related equipment, all intellectual property associated with the gaming equipment, the books and records thereof and all office equipment and receptacles associated therewith, and (iii) all revenues derived from its operations.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are expressly authorized or required by law to close in Las Vegas, Nevada.

“Borrower” has the meaning given to such term in the preamble hereto.

“Change of Control” means (i) the consolidation or merger of the Borrower with or into any other Person, (ii) the sale, lease, exchange, transfer or other disposition (including, without limitation, by way of liquidation or dissolution), directly or indirectly, in any single transaction or series of related transactions, of all or substantially all of the assets of the Borrower to any other Person, or (iii) the acquisition, directly or indirectly, by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of more than 51% of the Borrower’s then-outstanding securities entitled to vote generally in the election of its board of directors and, in each case, the survivor of such consolidation or merger, the transferee of such assets or the acquirer of such securities, as applicable, is referred to herein as the “Successor”.

“Closing Date” means each date on which a Note is executed.

“Closing Fee” means the amount equal to 1% of the total principal amount of the Loan that has been approved by the Lender to be paid at Closing Date of each Note. Notwithstanding the foregoing, there shall be no Closing Fee on the portion of the principal amount of the first Note that is attributable to the refinancing of the Prior Loan.

“Collateral” means as such term is defined in the Security Agreement.

“Default” means an Event of Default or the occurrence of an event or condition which, with the giving of notice or lapse of time or both, would become an Event of Default.

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“Debt-Service Coverage Ratio” shall be measured quarterly and means, with respect to all Borrowers on a consolidated basis, the EBITDA for the prior twelve (12) month period divided by the contractual debt payment obligations of all Borrowers for the next twelve (12) month period.

“Debt to EBITDA Ratio” shall be measured quarterly and means, with respect to all Borrowers on a consolidated basis, the total Indebtedness of all Borrowers divided by the EBITDA of all Borrowers for the prior twelve (12) month period.

“Default Rate” means as such term is defined in Section 2(c) of this Agreement.

“Dollars” or “$” means United States dollars.

“EBITDA” means, with respect to a Borrower, such Borrower’s earnings before interest, taxes, depreciation and amortization.

“Equipment” means as such term is defined in the Security Agreement.

“Event of Default” means as such term is defined in Section 9 of this Agreement.

“Excluded Taxes” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any indebtedness, liability or obligation of the Borrower under this Agreement or any other Loan Document, (i) income or franchise taxes imposed on (or measured by) its net income by the U.S., or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located, and (ii) any branch profits taxes imposed by the U.S. or any similar tax imposed by any other jurisdiction referred to in clause (i) preceding.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, consistently applied, which are applicable to the circumstances as of any date of determination.

“Governmental Authority” means any nation or government, any state, provincial or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including, without limitation, any tribal government.

“IGRA” means the Indian Gaming Regulatory Act of 1988, as amended, codified at 25 U.S.C. §2701, et seq.

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“Indebtedness” means, with respect to any Person at any date, without duplication, all items of indebtedness which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at such date. For the purpose of computing the “Indebtedness” of any Person, there shall be excluded (i) any particular Indebtedness to the extent that, upon or prior to the maturity thereof, there shall have been deposited with the proper depository in trust the necessary funds, securities, or evidences of such Indebtedness, if permitted by the instrument creating such Indebtedness, for the payment, redemption, or satisfaction of such Indebtedness, and thereafter such funds and evidences of Indebtedness so deposited shall not be included in any computation of the assets of such Person, and (ii) Indebtedness of a Subsidiary of such Person if such Indebtedness of such Subsidiary is not guaranteed by such Person.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Lease Agreement” means any contract between LGI or LSM and any gaming enterprises for the lease or purchase of the Equipment.

“Licenses” means as such term is defined in Section 6(e) of this Agreement.

“Lien” shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, lien, charge, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction) affecting, on or with respect to any Property.

“Loan Documents” means this Agreement, the Notes, the Security Agreement, the Warrant Agreement, Authorizing Resolutions of Borrower, the Solvency Certificate, the Closing Certificate, the UCC-1 and UCC-3 Financing Statements, and all other agreements, documents or instruments executed or delivered in connection with the foregoing or necessary to give effect to this Agreement and the transaction contemplated hereby.

“Maturity Date” means, for each Note, the earlier to occur of (a) the Maturity Date specified on the Note, and (b) the date on which Lender declares all unmatured obligations to be immediately due and payable under Section 10 of this Agreement.

“Maximum Rate” means the maximum non-usurious rate of interest permitted to be charged under applicable state and federal law.

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“Notes” means the Promissory Notes executed under this Agreement by the Borrower payable to the order of the Lender evidencing the Loan, substantially in the form of Exhibit A attached hereto, as such Notes may be amended, modified, supplemented, restated or replaced from time to time.

“Obligations” means any and all Indebtedness, liabilities or obligations of the Borrower to the Lender evidenced by or arising pursuant to any of the Loan Documents, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several or joint and several, including, without limitation, (i) the obligations of the Borrower to repay the Loan, to pay interest on the Loan (including, without limitation, interest accruing after any bankruptcy, insolvency, reorganization or other similar filing) as provided in Section 2(c) hereof, to pay the Prepayment Fee and to pay all fees, indemnities, costs and expenses (including attorneys’ fees and costs) provided for in the Loan Documents, and (ii) the Indebtedness constituting the Loan and such interest, fees, indemnities, costs and expenses.

“Obligor” means, with respect to any Lease Agreement, the Person identified on a Lease Agreement as the lessee or customer.

“Payments” means as such term is defined in the Notes.

“Person” means any individual, corporation, trust, association, company, partnership, joint venture, limited liability company, joint stock company, Governmental Authority or other entity.

“Prepayment Date” means as such term is defined in Section 2(g).

“Prepayment Fee” means, with respect to any prepayment of any of the Notes, including pursuant to an Event of Default, in whole, (i) 4% of the then-outstanding principal amount of the Note if the prepayment is made during the period commencing on the Closing Date of the Note day through and ending on the last date of the twelfth (12th) month following the Closing Date of such Note, (ii) 3% of the then-outstanding principal amount of the Note if the prepayment is made during the period commencing on the first day of the thirteenth (13th) month after the Closing Date of such Note and ending on the last date of the twenty-fourth (24th) month following the Closing Date of such Note, (iii) 2% of the then-outstanding principal amount of the Note if the prepayment is made during the period commencing on the first day of the twenty-fifth (25th) month after the Closing Date of such Note and ending on the last date of the thirty-sixth (36th) month following the Closing Date of such Note and (iv) 1% of the then-outstanding principal amount of the Note if the prepayment is made during the period commencing on the first day of the thirty-seventh (37th) month after the Closing Date and ending on the last date of the forty-eight (48th) month following the Closing Date of such Note. Thereafter there shall be no Prepayment Fee. Notwithstanding the foregoing, a Borrower may prepay any Note in part without the imposition of any Prepayment Fee if and only if such prepayment is made by a Borrower in order to bring the Debt to EBITDA ratio in compliance with the ratios set forth in Section 8(i).

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“Prior Loan” means the loan under that certain Master Loan Agreement, dated as of July 17, 2018 by and between Borrower and PDS Gaming LLC, a Minnesota limited liability company, as further amended by the First Amendment to the Master Loan Agreement dated March 29, 2019.

“Property” means any property or assets of all kinds, whether real (including, without limitation, fee, leasehold, easement or other interest), personal or mixed, tangible or intangible (including, without limitation, all rights relating thereto), whether owned or acquired on or after the first Closing Date.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Termination Date” means the date on which all of the Obligations have been indefeasibly paid and performed in full.

“Unit” means each gaming device that is part of the Equipment.

“Warrant Agreement” means the Warrant Agreement substantially in the form of Exhibit E attached hereto.

2.      The Loan.

(a)                Loan. Subject to and upon the terms and conditions hereof, and in reliance upon the representations and warranties of the Borrower herein, the Lender will make the Loan to the Borrower under this Agreement in the principal amount of up to $7,000,000.00 for the purposes of (i) re-financing the existing outstanding indebtedness of the Borrower under the Prior Loan, (ii) financing the Borrower’s purchase or manufacturing of the Equipment (defined below) and (iii)  for the general working capital of the Borrower. The Loan will be advanced, in parts, pursuant to this Agreement and in the amounts of each Note during the Advance Period. No Advance may be made after the expiration of the Advance Period. Notwithstanding anything herein to the contrary, at any time Lender may in its sole discretion, for any reason or for no reason, and with or without notice to the Borrower, elect not to make further Advances under this Agreement. To the extent Lender elects not to make further Advances hereunder, such election shall not affect the continuing Obligations of the Borrower under this Agreement, any Note or any other Loan Document in existence as of the date of such election. The Borrower acknowledges and agrees that Lender shall have no obligation whatsoever to provide additional Advances following such election by Lender. To the extent Lender elects not to make further Advances hereunder, the Borrower shall have the right to prepay all existing loans with the Lender with no prepayment penalty.

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(b)               Notes. The Loan shall be evidenced by one or more Notes which will be made by the Borrower payable to the order of the Lender.

(c)                Interest Rate. The Loan shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the lesser of (i) the Maximum Rate, or (ii) the interest rate specified on each Note (the “Applicable Rate”). Notwithstanding the foregoing, at all times after the occurrence and during the continuation of an Event of Default, any principal, interest (to the extent permitted by applicable law) and other amounts payable under this Agreement or any other Loan Document that is not paid when due shall bear interest at a rate per annum equal to the lesser of (x) the Maximum Rate or (y) eighteen percent (18%) (the “Default Rate”).

(d)               Maximum Interest Rate. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the Maximum Rate. If the Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loan or, if it exceeds such unpaid principal, it shall be refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments, if permitted, and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

(e)                Computation of Interest Rate. Interest shall be payable monthly in arrears and shall be calculated on a daily rate equal to 1/360th of the annual rate of interest on the Loan subject, however, to the provisions limiting interest contracted for, charged or received to the Maximum Rate.

(f)                Repayment of the Loan and Accrued Interest Thereon. The Loan shall be payable in accordance with the terms of each Note which are incorporated herein by reference.

(g)               Prepayments. For any one Note, at any time during the period extending from the Closing Date on such Note until the Termination Date (the “Term”), and upon not less than thirty (30) days prior written notice to the Lender (which notice shall be irrevocable) specifying a date (the “Prepayment Date”), the Borrower may prepay a Note in full on the Prepayment Date by paying Lender (i) the total amount of the principal balance of such Note, (ii) all accrued and unpaid interest thereon and (iii) the Prepayment Fee.

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(h)               Application of Payments and Prepayments; Manner of Payment.

(i)        Payments. So long as an Event of Default does not exist, all payments (other than prepayments) on each Note shall be applied first to accrued interest and then to the outstanding principal balance of such Note. If an Event of Default has occurred and is continuing, the Lender may apply any payments received on the Note to the outstanding principal thereof, accrued interest thereon, late charges or any other Obligations in such order or manner as the Lender shall, in its sole discretion, determine.

(ii)      Prepayments. So long as an Event of Default does not exist, all prepayments of any Note, shall be applied first to Prepayment Fee, if any, second to accrued interest with respect to the principal balance of such Note, and third to the outstanding principal balance of such Note. If an Event of Default has occurred and is continuing, the Lender may apply any prepayments received on the Note to the outstanding principal thereof, accrued interest thereon, Prepayment Fee, late charges or any other Obligations in such order or manner as the Lender shall, in its sole discretion, determine.

(iii)    Manner of Payment. All payments (including prepayments) with respect to the Loan and the other Obligations shall be made by the Borrower to the Lender in accordance with such instructions, and by wire transfer, automated clearing house transfer or other means of payment, as may be specified by the Lender to the Borrower from time to time.

(i)                 Taxes. All payments by the Borrower of principal of and interest on the Loan and of all fees and other amounts payable under the Loan Documents shall be made free and clear of, and without withholding or deduction by reason of, any present or future Indemnified Taxes. If any Indemnified Taxes are so levied or imposed, the Borrower will (a) make additional payments in such amounts so that every net payment of principal of and interest on the Loan and of all other amounts payable by it under the Loan Documents, after withholding or deduction for or on account of any Indemnified Taxes (including any tax imposed on or measured by net income of the Lender attributable to payments made to or on behalf of the Lender pursuant to this Section 2(i) and any penalties or interest attributable to such payments), will not be less than the amount provided for herein or therein absent such withholding or deduction, (b) make such withholding or deduction and (c) remit the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. Without limiting the generality of the foregoing, the Borrower will, upon written request of the Lender, reimburse the Lender for the amount of (1) Indemnified Taxes levied or imposed by any Governmental Authority and paid by the Lender as a result of payments made by the Borrower under or with respect to the Loan other than Indemnified Taxes previously withheld or deducted by the Borrower which have previously resulted in the payment of the required additional amount to the Lender, and (2) Indemnified Taxes levied or imposed with respect to the Lender reimbursement under the foregoing clause (1), so that the net amount received by the Lender (net of payments made under or with respect to the Loan) after such reimbursement will not be less than the net amount the Lender would have received if such Indemnified Taxes on such reimbursement had not been levied or imposed. The Borrower shall furnish promptly, and in any event within five (5) Business Days, to the Lender, upon request of the Lender, official receipts evidencing any such payment, withholding or reduction. The Borrower will indemnify the Lender against, and reimburse the Lender for, all present and future Indemnified Taxes (including interest and penalties) levied or collected (whether or not legally or correctly imposed, assessed, levied or collected). Any such indemnification shall be on an after-tax basis, taking into account any such Indemnified Taxes imposed on the amounts paid as indemnity. Without prejudice to the survival of any other term or provision of this Agreement, the obligations of the Borrower under this Section 2(i) shall survive the payment of the Loan and the other Obligations.

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(j)                 Reinstatement of Obligations. Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, if the payment of any amount of principal or interest with respect to the Loan or any other amount of the Obligations, or any portion thereof, is rescinded, voided or must otherwise be refunded by the Lender upon the insolvency, bankruptcy or reorganization of the Borrower for any reason whatsoever, then each of (a) the Obligations, (b) the Loan Documents, (c) the Indebtedness, liabilities and obligations of the Borrower hereunder, and (d) all Liens for the benefit of the Lender created under or evidenced by the Security Agreement or the other Loan Documents, will be automatically reinstated and become automatically effective and in full force and effect, all to the extent that and as though such payment so rescinded, voided or otherwise refunded had never been made.

3.      Lender Priority.

(a)                Lender Priority Period. Borrower hereby agrees that, to the extent Borrower or any of its direct or indirect subsidiaries is seeking additional financing in a material amount (each a “Proposed Financing”) during the Priority Period, Borrower or any of its direct or indirect subsidiaries shall only use Lender to provide such Proposed Financing unless Lender declines to provide such financing. The “Priority Period” is the period from the date of this Agreement until the Termination Date. During the Priority Period, Borrower shall provide Lender notice of any Proposed Financing that will include a summary of all material terms and conditions of such Proposed Financing (the “Financing Notice”). Lender agrees to provide Borrower with a preliminary indication of whether or not Lender is interested in providing the Proposed Financing within 5 Business Days of Lender’s receipt of the Financing Notice. In the event that Lender elects to provide a Proposed Financing to Borrower or any of its direct or indirect subsidiaries in excess of the Loan amount set forth herein, it shall be in Lender’s discretion to whether to include such Proposed Financing as part of this Agreement by amending this Agreement or under other documentation to be agreed upon between Lender and Borrower.

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4.      Borrowing Procedure and Conditions Precedent. The proceeds of the Loan will be advanced to the Borrower in parts, in the amounts and on the Closing Date indicated in each Note.

(a)                The first Advance will be in the amount of Five Million Dollars ($5,000,000) part of which will comprise (i) the outstanding balance of the Prior Loan to be paid to PDS Gaming to satisfy the Prior Loan (the “First Advance”) and (ii) the Closing Fee paid to Lender. The First Advance will be made upon delivery to the Lender on or before the first Closing Date of the following documents or other items and upon satisfaction, to the Lender’s reasonable discretion, of the following conditions precedent:

(i)                          The Loan Documents, in each case, executed by the Borrower in favor of the Lender;

(ii)                        A complete list of all material contingent liabilities (other than those, if any, which are directly disclosed on the Borrower’s balance sheet as opposed to only on the footnotes thereto) which are known to exist between the Borrower and its customers, lenders, suppliers, other contract parties and other Persons, such liabilities to be satisfactory to the Lender in its sole discretion, and a certification from the Borrower dated as of the first Closing Date that no additional material contingent liabilities exist;

(iii)                      Resolutions of the Borrower authorizing the execution, delivery and performance of the Loan Documents and related documents to which the Borrower is a party and the transactions contemplated thereby;

(iv)                      Evidence in form and substance acceptable to the Lender that the Borrower has all Licenses and consents necessary to carry on its business and to enable it to perform its obligations under the Loan Documents, including, without limitation, all Licenses required under applicable federal, state, local and tribal gaming laws for the operation of the Borrower’s business;

(v)                        Charter of Incorporation or Formation of the Borrower, a copy of the Bylaws or Operating Agreement of the Borrower (or similar constitutional documents), and unqualified certificates of good standing for the Borrower issued by the applicable Governmental Authorities;

(vi)                      Uniform Commercial Code (“UCC”) searches with respect to the Borrower and with respect to the Collateral from all jurisdictions as the Lender may reasonably require, which searches shall evidence that the Lender, upon filing UCC-1 financing statements in the appropriate jurisdictions, will have a perfected, first priority security interest in all of the Collateral;

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(vii)                    True and correct copies of financial statements, as certified by the Borrower prepared for the fiscal year ended December 31, 2018 and quarter ended September 30, 2019, prepared for the Borrower in accordance with GAAP, whether or not required by law to be prepared in accordance with such rules and requirements, and such other information of the Borrower as the Lender may require to allow the Lender to adequately evaluate the financial condition, results of operations, value and ability to repay the outstanding debt of such entity;

(viii)                  UCC-1 financing statements, in form and substance satisfactory to the Lender each in favor of the Lender with respect to the Equipment and the other Collateral, shall have been filed in all jurisdictions as the Lender shall reasonably request;

(ix)                      Except as to financing statements in favor of the Lender, UCC-3 financing statements terminating all security interests filed with respect to the Equipment and the other Collateral;

(x)                        With respect to the Collateral, certificates of insurance and insurance endorsements required by the Loan Documents naming Lender as an additional loss payee, along with the original policies of insurance (or certified copies of blanket policies of such insurance as are required by the Loan Documents);

(xi)                      Evidence that the Borrower shall have paid to the Lender all actual expenses of or incurred by the Lender and its counsel to the extent billed on or before the first Closing Date and payable pursuant to this Agreement, it being agreed and understood that expenses of the Lender are capped at $20,000;

(xii)                    A Solvency Certificate, substantially in the form attached hereto as Exhibit B, appropriately completed and executed by the Borrower;

(xiii)                  A Closing Certificate, substantially in the form of Exhibit C, appropriately completed and executed by the Borrower;

(xiv)                  True and correct copies of all acquisition documents related to the purchase by the Borrower of the Equipment, including without limitation, all invoices for the Equipment being purchased with the proceeds of the Loan (which invoice shall include serial number, manufacturer, the purchase price, and description of each piece of Equipment) and all loan documents evidencing loan transactions between the Borrower and any other Person relating to the purchase of the Equipment, to the extent that the proceeds of the Advance is being used to purchase Equipment;

(xv)                    The representations and warranties made by the Borrower in this Agreement and the other Loan Documents shall be true and correct;

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(xvi)                  No Default or Event of Default shall have occurred or would result from the making of the Loan; and

(xvii)                Such other documents as the Lender may reasonably require in connection with this Agreement and the transactions contemplated hereby.

(b)               Subsequent Advances will be made at the Lender’s sole and absolute discretion and upon delivery to the Lender, on each Closing Date, of the following documents or other items and upon satisfaction, to the Lender’s sole and absolute discretion, of the following conditions precedent:

(i)                          A Note executed by the Borrower in favor of the Lender ;

(ii)                        An amendment to the Exhibit A to the Security Agreement adding the additional Equipment to the Security Agreement;

(iii)                      True and correct copies of all acquisition documents related to the purchase by the Borrower of the Equipment, including without limitation, all invoices for the Equipment being purchased with the proceeds of the Loan (which invoice shall include serial number, manufacturer, the purchase price, and description of each piece of Equipment) and all loan documents evidencing loan transactions between the Borrower and any other Person relating to the purchase of the Equipment, to the extent that the proceeds of the Advance is being used to purchase Equipment;

(iv)                      UCC-1 financing statements, in form and substance satisfactory to the Lender each in favor of the Lender with respect to the Equipment and the other Collateral, shall have been filed in all jurisdictions as the Lender shall reasonably request;

(v)                        If applicable, an amendment to Schedule 1 (Licenses) of this Agreement listing additional material Licenses issued by a Governmental Authority including the expiration date of each such License with respect to Borrower’s business under the Lease Agreements under each Advance.

(vi)                      With respect to the Collateral, certificates of insurance and insurance endorsements required by the Loan Documents naming Lender as an additional loss payee, along with the original policies of insurance (or certified copies of blanket policies of such insurance as are required by the Loan Documents);

(vii)                    Evidence that the Borrower shall have paid to the Lender all expenses of or incurred by the Lender and its counsel to the extent billed on or before each Closing Date and payable pursuant to this Agreement to the extent billed on or before the Closing Date for such Advance and payable pursuant to this Agreement, it being agreed and understood that aggregate expenses of the Lender under this Agreement are capped at $20,000;

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(viii)                  The representations and warranties made by the Borrower in this Agreement and the other Loan Documents shall be true and correct;

(ix)                      No Default or Event of Default shall have occurred or would result from the advancing of the Loan, and no event shall have occurred, which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a Default; and

(x)                        Pay-off letters from all creditors being paid directly from the proceeds of the Loan; and

(xi)                      Such other documents as the Lender may reasonably require in connection with this Agreement and the transaction contemplated thereby.

5.      Warrant Coverage and Equity Right of First Refusal.

(a)                Initial Warrant. As inducement to Lender to make the loan, Borrower Lightning Gaming, Inc. shall deliver to the Lender or its designee a warrant substantially in the form attached hereto as Exhibit E  (“Warrant Agreement”) to purchase that number of shares of voting common stock of Borrower Lightning Gaming, Inc. so that if Lender exercised its rights under the Warrant Agreement on the date of the Warrant Agreement, Lender will have seven million (7,000,000) shares of common stock of Borrower Lightning Gaming, Inc. that is equal to approximately fifteen and six-tenths percent (15.6%) of the aggregate number of issued and outstanding shares of common stock of Borrower Lightning Gaming, Inc, The Expiration Date shall be one hundred twenty (120) months from the Closing Date with an exercise price of $0.05 per share.

(b)               Additional Warrants. The Lender and the Borrower agree that the fair market value of the equity of Borrower Lightning Gaming, Inc. is $2,250,000 and that the fair market value of Warrant provided to the Lender or its designee in Section 5(a) above is $350,000 (15.6% of the fair market value of Borrower Lightning Gaming, Inc.) and thus the fair market value per share is $0.05.  In the event Borrower raises additional equity or distributes stocks pursuant to any stock options or grants stock options prior to the Expiration Date at values lower than $0.05 per share such that the value of the Warrant is less than $350,000, Borrower Lightning Gaming, Inc. shall issue additional warrants under the same terms and Expiration Date as the Warrant Agreement so that at all times Lender or its designee shall have sufficient warrants to have a value of at least $350,000.  Fair market value of the all warrants at the time additional equity is raised or at the time of a grant of stock options shall be the product of the number of shares of voting common stock represented by the warrants multiplied by the per share value at the time additional equity is raised or at the time of a grant of stock options.

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6.      Representations and Warranties of the Borrower. In order to induce the Lender to advance the proceeds of the Loan, the Borrower hereby represents and warrants to the Lender as follows:

(a)                Each Borrower (i) is duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization as described in the preamble to this Agreement, (ii) is duly qualified to do business and is in good standing in every other jurisdiction wherein the nature of its business or the character of its properties makes such qualification necessary, and (iii) has all requisite power and authority to carry on its business as now conducted and as presently proposed to be conducted.

(b)               Each Borrower has full power and authority to execute and deliver the Loan Documents to which it is a party and to incur and perform its obligations hereunder and thereunder. The execution, delivery and performance by the Borrower of the Loan Documents to which it is a party and any and all other documents and transactions contemplated hereby or thereby have been duly authorized by all necessary organizational action, will not violate any provision of law or of the articles of formation of Borrower, the operating agreement or by-laws of Borrower, or other organizational documents of the Borrower or result in the breach of, constitute a default under, or create or give rise to any Lien under, any indenture or other agreement or instrument to which the Borrower is a party or by which the Borrower or its Property may be bound or affected. The Loan Documents to which the Borrower is a party have been executed and delivered by an appropriate officer of the Borrower who is authorized by and specified in the Borrower’s bylaws, charter or other corporate documents to execute and so deliver such agreements. The Borrower is not in violation of or subject to any contingent liability on account of any statute, law, rule, ordinance, order, writ, injunction or decree to the extent that such violation or contingent liability (either alone or in combination with other such violations or contingent liabilities) would result in a material adverse effect on the condition (financial or otherwise) of the Business Assets of the Borrower. As used herein, “material adverse effect” means a violation or contingent liability (either alone or in combination with other such violations or contingent liabilities) that would result in a cost or loss to the Borrower of $50,000 or more.

(c)                The Loan Documents constitute the legal, valid and binding obligations of each Borrower, enforceable in accordance with their respective terms.

(d)               There is no action, suit or proceeding pending or, to the knowledge of the Borrower, threatened against or affecting a Borrower or any of its Properties, or any basis therefor, which, if adversely determined, could reasonably be expected to have a material adverse effect on the condition (financial or otherwise) of the Business Assets of a Borrower or which would question the validity of the Loan Documents or any agreement, document or instrument related hereto or thereto or required hereby or thereby, or impair the ability of a Borrower to perform any of its obligations under any of the Loan Documents or any such related agreement, document or instrument.

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(e)                Each Borrower possesses adequate licenses, permits, franchises, patents, copyrights, trademarks and trade names, or rights thereto (collectively “Licenses”), to conduct its business substantially as now conducted and as presently proposed to be conducted (including, without limitation, all Licenses required under applicable federal, tribal and state law, including but not limited to IGRA). Each License is validly issued and in full force and effect. Attached hereto as Schedule 1, as may be amended from time to time, is a list of all material Licenses issued by any Governmental Authority and possessed by a Borrower as of the Closing Date, including the expiration date of each such License with respect to a Borrower’s business under the Lease Agreements. Each Borrower has fulfilled and performed all of its obligations with respect thereto. No event has occurred that could reasonably be expected to (after notice or lapse of time or both) (i) result in suspension, surrender, failure to renew, revocation or termination of any material License, or (ii) materially and adversely affect, whether now or in the future (so far as the Borrower can now reasonably foresee), any of the rights of a Borrower thereunder. Each Borrower is not a party or subject to, and each Borrower has no knowledge of, any notice of violation, order or complaint issued by or before any Governmental Authority or other proceedings that could in any manner reasonably be expected to result in suspension, surrender, failure to renew, revocation or termination of any material License or otherwise threaten or adversely affect the validity or continued effectiveness of any of the Licenses of a Borrower. Each Borrower has no reason to believe that any of its Licenses will not be renewed in the ordinary course. Each Borrower has fully cooperated with every regulatory body having jurisdiction over any of the Licenses or the activities of a Borrower with respect thereto, and each Borrower has filed all material reports, applications, documents, instruments and information required to be filed by it pursuant to applicable laws, rules and regulations. Each Borrower has posted all required bonds required under its Licenses. As of the Closing Date, each Borrower is not subject to any order, complaint or proceeding of an adverse nature by or before any Governmental Authority.

(f)                A Borrower owns the Collateral, subject to no prior Liens, as of each Closing Date, except the Liens granted to Lender under the Security Agreement. The Lender will have a valid, perfected and first priority security interest in the Collateral as of the respective Closing Date, subject to no prior Liens and subject to no other Liens. The security interest of the Lender with respect to the Collateral has been recorded with all appropriate recording offices.

(g)               No director, shareholder, member, officer or employee of or consultant to a Borrower is prohibited by law, regulation, contract or the terms of any license, franchise, permit, certificate, approval or consent from participating in the business of a Borrower as a director, shareholder, member, officer or employee of or as a consultant to a Borrower.

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(h)               Except with respect to (i) reporting and compliance requirements of the Governmental Authorities of an administrative nature that are applicable to a Borrower and that do not affect (A) the Lender, (B) the execution, delivery or performance of the Loan Documents, or (C) the enforceability of any of the Loan Documents, no consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any Governmental Authority or any third party is required in connection with the execution and delivery of the Loan Documents or any of the agreements, documents or instruments contemplated thereby to which a Borrower is a party, or in connection with the carrying out or performance of any of the transactions required or contemplated hereby or thereby or, if required, such consent, approval, order or authorization has been obtained or such registration, declaration or filing has been accomplished or such notice has been given prior to the date hereof.

(i)                 Each Borrower has filed or has approved extensions on all local, state, federal and other tax returns required to be filed by it and has paid all taxes shown thereon to be due, including interest and penalties, other than those taxes, if any, that are being contested in good faith and by appropriate proceedings and for which adequate reserves for payment thereof have been established. Each Borrower has no information or knowledge of any objections to or claims for additional taxes in respect of local, state, federal or other income or excess profits tax returns of the Borrower for prior years.

(j)                 Each Borrower has not incurred and does not intend to, or believe that it will, incur debts beyond its ability to pay such debts as they mature. Attached hereto as Schedule 2 is a list of all debt which has been incurred by a Borrower other than the Prior Loan.

(k)               All financial and other information provided to the Lender by or on behalf of a Borrower in connection with this Agreement or the other Loan Documents or the request for the Loan hereunder (i) was prepared in accordance with GAAP, and fairly presented the financial condition and results of operations of a Borrower as of the dates thereof, (ii) disclosed fully all liabilities of a Borrower, and (iii) was otherwise true, correct and complete in all material respects and did not omit to state any material fact necessary to make the statements or information contained herein or therein, in light of the circumstances in which made, not misleading. Since the date of such financial and other information, there has been no material adverse change in the financial condition or results of operations of a Borrower.

(l)                 Each qualified retirement plan of the Borrower presently conforms to and is administered in a manner consistent with the Employee Retirement Income Security Act of 1974. Each Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of any of the Loan will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

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(m)             No proceeds of the Loan will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934.

(n)               To each Borrower’s knowledge, neither the interest rate applicable to the Loan nor any fees, charges, costs or expenses relating to the Loan nor the transactions evidenced or contemplated by this Agreement or the other Loan Documents, either individually or in the aggregate or in any combination thereof, violate any law pertaining to usury or the payment of interest on loans.

(o)               Each Borrower has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of the Loan and the transactions contemplated thereby and has the capacity to protect its own interests in connection therewith. Each Borrower has consulted with such professional advisors and legal counsel of its own choice as each Borrower deems advisable in connection with the Loan and the transactions contemplated thereby.

(p)               Each Borrower has not incurred any broker’s or finder’s fees in connection with the transactions contemplated in the Loan Documents.

(q)               All representations, warranties or certifications made by or on behalf of each Borrower in this Agreement or in any other Loan Document are true and correct as of the Closing Date.

7.      Affirmative Covenants. The Borrower covenants and agrees as follows:

(a)                Each Borrower will use all proceeds of the Loan to (i) re-finance the existing outstanding indebtedness of the Borrower under the Prior Loan, (ii)  for the general working capital of the Borrower. and (iii) pay all outstanding amounts owed with respect to the purchase or manufacturing of the Equipment and any costs or fees associated with the placement of the Equipment.

(b)               Each Borrower will pay all of its applicable taxes (including payroll and withholding taxes), levies, assessments and governmental charges prior to the time when any penalties or interest accrue, unless the same are being contested in good faith by appropriate proceedings and adequate reserves have been established for payment thereof.

(c)                Each Borrower will continue the conduct of its business, maintain its corporate existence, maintain all rights, Licenses and franchises necessary or desirable in the normal conduct of its business, comply with all rules, regulations and orders of any Governmental Authority or other authority or agency and all applicable federal, state, local and tribal laws and regulations. Without in any way limiting the generality of the foregoing, each Borrower will maintain all Licenses required under applicable federal, tribal, state and local law, if any, for the operation of the Borrower’s business (including, but not limited to IGRA), and will timely file all reports as the regulatory Governmental Authorities may from time to time require or request. Each Borrower will notify Lender of any material communications with any regulatory Governmental Authorities, including all material communications relating to the Loan Documents. Upon Lender’s written request, and subject to each Borrower’s reasonable confidentiality requirements, each Borrower will provide Lender with true and correct copies of all written correspondence, including enclosures, in connection with the foregoing.

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(d)               Each Borrower shall maintain and service the Equipment so as to keep such Equipment in good operating condition, ordinary wear and tear from normal use excepted. All maintenance, service, and repairs shall be performed in a workmanlike manner and in compliance with all Applicable Laws.

(e)                Each Borrower will deliver to the Lender:

(i)     Within one hundred twenty (120) days or unless otherwise agreed to, after the end of each fiscal year, the consolidated financial statements of such Borrower for such fiscal year (including balance sheet and statements of income or operations, shareholders’ equity and cash flows), certified (without qualification as to the opinion or scope of examination) by a firm of independent certified public accountants selected by such Borrower and acceptable to the Lender, with such acceptance not to be unreasonably withheld or delayed, together with certified copies of consolidating schedules thereto, all prepared in accordance with GAAP consistently applied;

(ii)   Within forty-five (45) days after the end of each fiscal quarter, quarterly financial statements of such Borrower (including balance sheet and statements of income or operation), prepared in accordance with GAAP consistently applied, and certified to be true, correct and complete by an officer of such Borrower, and together with a Compliance Certificate substantially in the form of Exhibit D attached hereto appropriately completed and executed by such Borrower;

(iii) On a monthly basis and substantially on the same day each month, the consolidated income statement, cash flow statement and balance sheet of all Borrowers shall be sent to Lender;

(iv) On a quarterly basis and by the 15th day of the month following then end of the calendar quarter, a report shall be sent to the Lender detailing information regarding the Equipment, to include the casino performance data (e.g., net win) if available, and the location and status of the Equipment ;

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(v)   Upon the request of Lender, Borrower shall provide copies of any and all reports, filings, financial statements or other information as and when filed with any other Governmental Authority, provided, however, promptly, and in any event, within two (2) Business Days, Borrower shall provide Lender copies of all material filings or correspondence to and from a Governmental Authority for events that would have a material adverse effect on Borrower, Borrower’s business, and/or Borrower’s ability to meet its Obligations;

(vi) Promptly, and in any event within two (2) Business Days, upon becoming aware thereof, notice of any default with respect to any Indebtedness of such Borrower, whether owed to the Lender or any other creditor; and

(vii)           Promptly, and in any event within two (2) Business Days thereof, notify Lender of the incurrence of Indebtedness in excess of $100,000 of such Borrower other than obligations payable to a manufacture in the ordinary course of Borrower’s business.

(f)                Each Borrower will permit any officer, employee, attorney, accountant or other agent or representative of the Lender to review, make extracts from or copy any and all corporate and financial books and records of such Borrower at such Borrower’s expense during ordinary business hours, to send to and discuss with such Borrower requests for verification of amounts owed to the Lender if the Lender has a reasonable basis for believing such verification is necessary or if a Default has then occurred and is continuing, and to discuss the affairs of such Borrower.

(g)               Each Borrower will provide the Lender with an insurance certificate and related endorsements relating to the Equipment, issued by such Borrower’s insurer and naming Lender as an additional insured or loss payee (as applicable), in form and content and from an insurer acceptable to the Lender, providing for thirty (30) days’ written notice to such Borrower and the Lender of cancellation or non-renewal (without qualification), and evidencing the following categories and amounts of coverage: The Borrower that owns the Equipment will maintain insurance to cover 100% of all actual replacement value for all Equipment placed in service under the Lease Agreements by such Borrower (subject to customary deductibles and retention) with responsible insurance companies in such amounts and against such risks so that in the event of a claim all such Equipment is adequately covered to enable such Borrower to meet its obligations under the Lease Agreements. A Borrower shall name Lender as an additional insured under such policies and agrees that Lender shall entitled to be the first in line to receive any proceeds of such insurance should a claim arise, up to the amount of the Obligations then due and owing, plus any costs Lender may incur in obtaining such proceeds. A Borrower shall provide Lender proof of such insurance at Lender’s request. In addition, each Borrower shall be responsible for obtaining (a) workers’ compensation insurance, to the extent required to comply with all applicable state, territorial and United States laws and regulations, (b) all risk business interruption insurance, including extra expense and extended indemnity, and increased cost of operation insurance for full recovery of the actual loss sustained of net income for a period of one (1) year from the date of any casualty, and (c) such liability insurance with respect to its operations as is maintained as of the Closing Date.

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(h)               Each Borrower will notify the Lender promptly, and in any event within four (4) Business Days, of (i) any material disputes or claims by a Borrower; (ii) any Equipment returned to or recovered by a Borrower or damaged, destroyed or stolen from a Borrower; (iii) any change in any of the persons constituting the directors or officers of a Borrower; (iv) the occurrence of any breach, default or event of default by or attributable to a Borrower under this Agreement or any of the Loan Documents (including, without limitation, the occurrence of any Default); (v) the occurrence of any material breach, default or event of default by or attributable to a Borrower under any contracts who which it is a party; and (vi) any event or circumstance that may have any effect on the validity, priority or enforceability of any Lien in favor of the Lender, or on the ability of a Borrower to perform its obligations under any of the Loan Documents.

(i)                 Each Borrower will notify the Lender in writing promptly, and in any event within two (2) Business Days, after the commencement of any lawsuit or legal proceeding or proceedings (or any combination of the foregoing) before or by any Governmental Authority (including, without limitation, any gaming authority or regulatory agency) against a Borrower which would have a material adverse effect on the Loan, the Collateral or any Equipment, the Lender or the business of a Borrower. As used herein, “material adverse effect” means a lawsuit or proceeding or proceedings (or any combination of the foregoing) involving a potential cost or loss to a Borrower of $50,000 or more. In addition, each Borrower will notify the Lender in writing promptly, and in any event within two (2) Business Days, after the commencement of any action or proceeding adverse to a Borrower that if adversely determined could reasonably be expected to affect adversely a Borrower’s ability to perform its monetary obligations under this Agreement or the other Loan Documents or that relates to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding up, or composition or readjustment of debts.

(j)                 Each Borrower will keep full and complete books of record and accounts for itself and other records reflecting the financial condition of such Borrower and the results of such Borrower’s operations, all in accordance with GAAP.

(k)               After the occurrence of an Event of Default, all proceeds of Collateral not released from the Lien of the Security Agreement, including, without limitation, all proceeds from the sale or other disposition of the Equipment, proceeds of insurance and all other unscheduled recoveries, shall be applied against the Obligations in such manner as the Lender may desire.

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(l)                 In the event any Equipment is damaged, destroyed, lost or stolen and is not replaced pursuant to this Agreement and such loss equals or exceeds Two Hundred Fifty Thousand Dollars ($250,000), a Borrower shall pay promptly, and in any event within two (2) Business Days from the date of such Borrower’s receipt of insurance proceeds covering the Equipment, to the Lender all proceeds of any insurance on the Equipment for such loss, together with a cash payment equal to the amount necessary to fully pay the outstanding Obligations on such damaged, destroyed, lost or stolen Equipment.

(m)             Each Borrower will provide notice to all applicable gaming authorities, to the extent required by the applicable gaming law, of the Lender’s security interest in the Collateral and the Equipment

(n)               As long as Obligations are outstanding under the Loan Documents, each Borrower shall allow one non-voting representative designated by the Lender to attend and participate in all meetings and other activities of the board of directors or equivalent governing body of such Borrower, excluding all committees and sub-committees thereof (each, a “Board Observer”); provided, that such Board Observer shall have executed a customary confidentiality agreement with such Borrower. Each Borrower shall (i) give Lender notice of all such meetings, at the same time as furnished to the members of such governing body, (ii) provide to the Board Observer all notices and board packages furnished to the members of such governing body, whether at or in anticipation of a meeting, an action by written consent or otherwise, at the same time furnished to the members of such governing body, (iii) notify the Board Observer and permit such Board Observer to participate by telephone in, emergency meetings of such governing body, and (iv) provide the Board Observer copies of the minutes of all such meetings at the time such minutes are furnished to the members of such governing body. Upon a finding of suitability by the gaming regulatory authorities who have jurisdiction over a Borrower, each Borrower agrees that such Board Observer shall become a voting member of the board of directors or equivalent governing body of such Borrower. Until the Board Observer is admitted as a voting member, such Board Observer shall not e considered to be a fiduciary of the respective Borrower.

8.      Negative Covenants. Each Borrower covenants and agrees that, except with the prior written approval of the Lender:

(a)                On or after the first Closing Date with respect to any Collateral, no Borrower shall create, incur or cause or permit to exist any Lien of any kind upon any of the Collateral, whether now owned or hereafter acquired, except for the security interests in favor of the Lender created by the Security Agreement. Except as permitted by the Security Agreement, no Borrower will sell, dispose of, lease, mortgage, assign, sublet or transfer all or any part of a Borrower’s right, title or interest in or to all or any portion of the Collateral.

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(b)               No Borrower will assume, guaranty, endorse or otherwise become directly or contingently liable in respect of (including without limitation by way of agreement, contingent or otherwise, to purchase, provide funds to or otherwise invest in a debtor or otherwise to assure a creditor against loss), any indebtedness of any Person.

(c)                No Borrower will purchase or own additional assets other than the Property it currently owns, and any assets necessarily purchased in the ordinary course of such Borrower’s business.

(d)               No Borrower will sell, transfer or otherwise dispose of any stock of any subsidiary of such Borrower.

(e)                Except with the prior written approval of Lender, no Borrower will increase the compensation of its senior management by more than an annual cost of living increase, which increase shall not exceed four percent (4%).

(f)                No Borrower will (1) merge or consolidate with or into any Person, (2)enter into any joint venture or partnership with any Person; (3) convey, lease or sell all or any material portion of its Property or assets or business to any other Person, except for the sale of inventory in the ordinary course of its business; or (4) convey, lease or sell any of its assets to any Person for less than the fair market value thereof.

(g)               No Borrower will materially alter their business relationship with each other, and will not enter into new business arrangements with each other except for any transaction with each other that is in the ordinary course of business at prices and on terms and conditions not less favorable to each other than could be obtained on an arm's-length basis from unrelated third parties.

(h)               At no time shall the Debt-Service Coverage Ratio be less than 1.2 to 1.

(i)                 The Debt to EBITDA Ratio shall not exceed the Maximum Debt to EBITDA Ratios on the dates set forth below:

Date	Maximum Debt to EBITDA Ratio
March 31, 2020	4.25:1
June 30, 2020	3.0:1
September 30, 2020	2.5:1
December 31, 2020 and the end of each quarter thereafter	2.0:1

(j)                 No Borrower will materially alter the nature of the business in which it is engaged or engage in any line of business substantially different from its current business.

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(k)               No Borrower will declare or pay any dividend or distribution on or with respect to any of its common stock, or purchase or redeem any of its common stock, or otherwise distribute any Property on account of its common stock, or enter into any agreement relating to any of the foregoing.

(l)                 No Borrower will permit any material breach, default or event of default to occur under any material note, loan agreement, indenture, lease, mortgage, contract for deed, security agreement or other contractual obligation binding upon such Borrower which is not cured within the applicable cure provisions thereof; for this purpose, any and all such obligations shall be deemed material if it, alone or in combination with other such obligations, exceeds $50,000 in the aggregate amount.

(m)             No Borrower will make any payments on or with respect to any of its Indebtedness to any of such Borrower’s affiliated entities, or to any of the shareholders, members, officers, directors or employees of such Borrower.

(n)               No Borrower will cause or allow any movement of the Equipment, except as permitted in this Agreement or the Security Agreement or in connection with any repossession by the Lender of such Equipment, or in the ordinary course of business.

(g)               No Borrower shall incur or directly or indirectly amend, restate, modify, extend, restructure or refinance any Indebtedness.

9.      Events of Default. Each of the following occurrences shall constitute an Event of Default under this Agreement and under the Loan Documents (herein called an “Event of Default”):

(a)                The Borrower shall fail to pay any or all of the principal of or accrued interest (including any prepayments) with respect to the Loan when due; or

(b)               The Borrower shall fail to pay any or all of the Obligations, other than the principal of or accrued interest with respect to the Loan, when due or, if payable on demand, on demand and such failure shall continue for a period of five (5) Business Days after such payment becomes due; or

(c)                The Borrower shall fail to observe or perform any covenant or agreement contained in Section 3, Section 5, Section 7 and Section 8; or

(d)               A Borrower has a Change of Control.

(e)                The Borrower shall fail to observe, perform or comply with any other covenant or agreement, other than a covenant or agreement contained in Section 7 and Section 8, under this Agreement or any other Loan Document now or hereafter in effect and such failure shall continue for a period of five (5) Business Days after the initial date the Borrower knows or in the exercise of reasonable due diligence should have known of such failure or the date of receipt of written notice thereof by the Lender to the Borrower; or

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(f)                The Borrower shall make any representation or warranty in this Agreement or any other Loan Document and such representation or warranty shall be false or materially misleading when made or deemed made; or

(g)               As a result of a default or failure by the Borrower, payment of any material Indebtedness of the Borrower shall be demanded, or the maturity of any such material Indebtedness shall be accelerated, or any precondition or circumstance permitting any creditor of the Borrower (acting individually or with the consent of other creditors) to accelerate the maturity of any material Indebtedness shall have occurred; for this purpose, any and all Indebtedness shall be deemed material if it, alone or in combination with other Indebtedness, exceeds $50,000 in aggregate amount; or

(h)               The Borrower is or becomes insolvent; or

(i)                 The Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or administrator of itself or of all or a substantial part of its Property, (ii) admit in writing its inability to, or be generally unable to, pay its debts as such debts become due, subject to any applicable grace periods, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the United States Bankruptcy Code (as now or hereafter in effect, the “Bankruptcy Code”), (v) file a petition or take any other action seeking to take advantage of any other law providing for the relief of debtors, marshaling of assets or relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding up, or composition or readjustment of debts, (vi)  fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or other similar law (whether state or federal), (vii) dissolve or liquidate, or (viii) take any entity action for the purpose of effecting any of the foregoing; or

(j)                 A proceeding or case shall be commenced, without the application or consent of the Borrower, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, dissolution, arrangement, winding up, or composition or readjustment of the debts of the Borrower, (ii) the appointment of a trustee, receiver, custodian, examiner, liquidator, administrator or the like of it or of all or any substantial part of its Property, or (iii) similar relief in respect of it, under any law (whether state or federal) providing for the relief of debtors or relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding up, or composition or readjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of sixty (60) or more days; or an order for relief shall be entered in an involuntary case under the Bankruptcy Code against the Borrower and shall continue unstayed and in effect for any period of sixty (60) consecutive days; or

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(k)               The Borrower shall fail to discharge within a period of thirty (30) days after the commencement thereof any garnishment, attachment, sequestration, forfeiture or similar proceeding or proceedings involving an aggregate amount in excess of $50,000 against any of its Properties; or

(l)                 A final judgment or judgments for the payment of money in excess of $50,000 in the aggregate shall be rendered by a court or courts against the Borrower on claims not covered by insurance and the same shall not be discharged, bonded or a stay of execution thereof shall not be procured, within thirty (30) days from the date of entry thereof, and, in any case where such a stay of execution shall be procured, the Borrower shall not, within said period of thirty (30) days or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(m)             This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower, or the Borrower shall deny that it has further liability or obligation under any of the Loan Documents; or any Lien created or purported to be created by the Security Agreement shall for any reason cease to be or fail to be a valid, perfected Lien upon any of the Collateral purported to be covered thereby, with the priority required by this Agreement or the Security Agreement; or

(n)               The Borrower shall have been dissolved or liquidated, whether voluntarily or by operation of law; or

(o)               Any of the Borrower’s Licenses that are material to its business are revoked or rescinded, lapse or otherwise are no longer maintained by or available to the Borrower, except for any such Licenses Borrower voluntarily elects to surrender or not renew for reasonable business reasons; or

(p)               On or after the Closing Date, the sale, lease, transfer, conveyance, assignment or granting of a security interest by the Borrower in, or the mortgage, pledge or encumbrance of, the Collateral (or any portion thereof or interest therein) or the rents or income therefrom or proceeds thereof, or the agreement by the Borrower to do any of the foregoing, except as permitted by this Agreement, without the prior written consent of the Lender, which consent may be granted or withheld in the Lender’s sole discretion; or

(q)               Borrower loses its right with Casino Technology A.D. under the Slot Machine Cabinet Purchase Contract dated June 4, 2018 by and between Borrower and Casino Technology A.D. (“Cabinet Purchase Contract”) as a result of Borrower failing to meet its purchase minimums under the Cabinet Purchase Agreement unless Borrower has an executed contract with a cabinet manufacturer to produce a cabinet and the ability to use such manufacturer without an interruption to Borrower’s business operations; or

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(r)                 Borrower breaches the Cabinet Purchase Contract unless Borrower has an executed contract with a cabinet manufacturer to produce a cabinet and the ability to use such manufacturer without an interruption to Borrower’s business operations.

10.  Rights and Remedies Upon Default. Upon the occurrence of an Event of Default and at any time thereafter the Lender may exercise one or more of the following rights and remedies:

(a)                The Lender may declare all unmatured Obligations to be immediately due and payable, and the same shall thereupon be immediately due and payable, without presentment or other notice or demand;

(b)               The Lender may exercise and enforce any and all rights and remedies available upon default to a secured party under the UCC including, without limitation, the right to take possession of the Collateral, or any evidence thereof, proceeding without judicial process or by judicial process (without a prior hearing or notice thereof, which the Borrower hereby expressly waives) and the right to sell, lease, make modifications to, own and operate, or otherwise dispose of any or all of the Collateral, and the Borrower agrees to make the Collateral available to the Lender at a place to be designated by the Lender. If notice to the Borrower of any intended disposition of the Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given at least ten (10) Business Days prior to the date of intended disposition or other action;

(c)                Without notice or demand, the Lender may offset any Indebtedness the Lender or any of its successors or assigns then owes to the Borrower whether or not then due, against any Obligation then owed to the Lender or any of its successors or assigns by the Borrower, whether or not then due;

(d)               The Lender may exercise or enforce any and all other rights or remedies available by law or agreement, whether against the Borrower or the Collateral.

Notwithstanding the foregoing provisions of this Section 10, upon the occurrence of an Event of Default under Section 9(h) or Section 9(i), all outstanding principal of and all accrued and unpaid interest on the Loan and all other Obligations shall thereupon become immediately and automatically due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower. In the event of any waiver or cure of any Event of Default, any right or remedy exercised by the Lender with respect to such Event of Default prior to such waiver or cure shall not be affected in any way (as to validity or effectiveness or otherwise) by such waiver or cure.

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Notwithstanding the foregoing provisions of this Section 10, upon the occurrence of an Event of Default under Section 9(c) due to the breach of the negative covenant set forth in Section 8(i) for any quarter in the calendar year 2020, Borrower shall have ninety (90) days to meet the terms of Section 8(i) prior to Lender exercising its rights under this Section 10. Lender further agrees not to impose interest on Borrower’s Obligations at the Default Rate during such 90-day period. If Borrower continues to breach the terms of Section 8(i) after such 90-day period, interest shall be imposed at the Default Rate and Lender will have the right to exercise any and all remedies available to Lender.

Notwithstanding anything to the contrary contained in this Agreement or under any other Loan Document, all rights and remedies of the Lender hereunder or any other Loan Document may be, in the sole discretion of the Lender, exercised by or through one or more agents or representatives of the Lender as the Lender may designate or appoint for such purpose from time to time without the prior written consent of the Borrower or any other Person.

11.  Indemnification.

(a)                Except for losses, claims, damages or liability arising out of the gross negligence or willful misconduct of the Lender, the Borrower hereby agrees (i) to indemnify and hold harmless the Lender, its officers, agents, (including outside legal counsel), directors, employees successors and assigns (the “Indemnified Parties”) from and against any and all losses, claims, damages, penalties, liabilities, fees (including, without limitation, any reasonable broker’s or finder’s fees), reasonable costs or expenses to which the Lender, its officers, agents and employees, or any one or more of them, may become subject under any law, contract or agreement in connection with the carrying out of the transactions contemplated by this Agreement or any other Loan Document or any Lease Agreement, or the conduct of any activity related to the Equipment and (ii) to reimburse the Lender, its officers, agents and employees for any and all reasonable out-of-pocket legal and other expenses (including reasonable attorneys’ fees and costs, whether incurred at trial, on appeal, in bankruptcy proceedings, or otherwise) incurred by the Lender, its officers, agents and employees, or any one or more of them, in connection with investigating any such losses, claims, damages, penalties, liabilities, fees (including, without limitation, any broker’s or finder’s fees), reasonable costs or expenses or in connection with defending any actions relating thereto. The Lender agrees, at the request and reasonable expense of the Borrower, to cooperate in the making of any investigation in defense of any such claim and promptly to assert any or all of the rights and privileges and defenses, which may be available to the Lender.

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(b)               Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents and in addition to the indemnification provided in Section 11(a), the Borrower hereby agrees to indemnify and hold harmless the Lender from and against any and all losses, claims, damages, penalties, liabilities, fees, reasonable costs or expenses (including reasonable legal fees, whether incurred at trial, on appeal, in bankruptcy proceedings or otherwise) directly or indirectly resulting from, due to or arising out of (i) any misrepresentation of information furnished to the Lender by or on behalf of the Borrower, (ii) any breach, violation, untruthfulness or inaccuracy of any representation or warranty of the Borrower under any of the Loan Documents, or (iii) any breach or violation of or noncompliance with any covenant or agreement of the Borrower under any of the Loan Documents. The Borrower’s liability under this Section 11 shall not be limited by any other provision of this Agreement.

(c)                The provisions of this Section 11 shall survive the payment of the Obligations and the termination of this Agreement.

12.  Consent to Jurisdiction.

(a)                THE BORROWER EXPRESSLY CONSENTS TO BE SUED IN THE UNITED STATES DISTRICT COURT FOR THE STATE OF NEVADA, LOCATED IN CLARK COUNTY, NEVADA OR IF THE CLAIM ASSERTED DOES NOT INVOLVE A FEDERAL QUESTION OVER WHICH THE UNITED STATES DISTRICT COURT HAS JURISDICTION, THEN TO BE SUED IN THE EIGHTH JUDICIAL DISTRICT COURT OF THE STATE OF NEVADA, CLARK COUNTY. THE BORROWER ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT.

(b)               The consent described in this section shall inure to the benefit of the Lender and each other person who is entitled to the benefits of the Loan Documents (including without limitation the Indemnified Parties referred to herein). The Lender and such other persons shall have and be entitled to all available legal and equitable remedies, including the right to specific performance, money damages and injunctive or declaratory relief. The consent to jurisdiction contained in this section is irrevocable.

13.  Limitation on Waivers, Etc. The Borrower agrees that the performance or observance of any covenant or agreement or condition set forth in this Agreement may not be waived except pursuant to an express written agreement executed by the Lender. No delay in the exercise of any power, right or remedy of the Lender shall operate as a waiver thereof, and no single or partial exercise thereof, and no exercise of any other power, right or remedy, shall operate as a waiver thereof.

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14.  Successors and Assigns, Etc. This Agreement shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Lender and its successors and assigns; provided, however, that the Borrower shall not transfer or assign any of its rights or obligations hereunder or under any of the other Loan Documents without the prior written consent of the Lender which consent shall not be unreasonably withheld, delayed or conditioned. The Borrower acknowledges and agrees that Lender may assign, mortgage, or otherwise transfer its interest hereunder to others (“Assignees”) without any consent of the Borrower, provided however, that the Borrower will be notified of the assignment. The Borrower and the Lender agree that upon such assignment, the Borrower (i) shall acknowledge such assignment in writing by executing a Notice, Consent and Acknowledgment of Assignment furnished by the Lender; (ii) shall promptly pay all payments when due to the designated Assignees, notwithstanding any defense, setoff, abatement, recoupment, reduction or counterclaim whatsoever that the Borrower may have against the Lender; (iii) shall not permit this Agreement so assigned to be amended or the terms thereof waived without the prior written consent of the Assignees; (iv) shall not require the Assignees to perform any obligations of the Lender under this Agreement; (v) shall not terminate or attempt to terminate this Agreement on account of any default by the Lender; and (vi) acknowledges that any Assignee may reassign its rights and interest with the same force and effect as the assignment described herein.

15.  Survival of Representations and Warranties. All representations and warranties of the Borrower contained in this Agreement or in any other Loan Document shall survive the execution, delivery and performance of this Agreement and the other Loan Documents and the creation and payment of the Obligations.

16.  Counterparts. This Agreement may be executed in any number of counterparts, each of which is to be deemed to be an original and all of which constitute one agreement. This Agreement may be executed by any party hereto by use of a facsimile signature.

17.  Notices. All notices, consents, requests, demands and other communications hereunder shall be given to or made upon the respective parties hereto or any of them (as applicable) at their respective addresses specified below or, as to any party, at such other address as may be designated by it in a written notice to the other parties hereto. All notices, requests, consents, demands and other communications hereunder shall be effective when personally delivered or five (5) days after depositing in the United States mail, certified or registered, postage prepaid, or when sent by confirmed facsimile, or when delivered by overnight courier.

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If to the Borrower:                    Lightning Gaming, Inc.

23 Creek Circle, Suite 400

Boothwyn, PA 19061

Telephone: (610) 494-5534

Fax: (610) 494-6654

If to the Lender:                        PDS Gaming – Nevada, LLC
6280 Annie Oakley Drive
Las Vegas, Nevada 89120
Attn:  Peter Cleary, COO
Telephone:  (702) 736-0700
Fax:  (702) 740-8692

The provisions in this paragraph governing the day on which a Notice is deemed to have been received shall mean and refer to the date on which the intended party, and not its counsel or other recipient to which a copy of the Notice may be sent, is deemed to have received the Notice. No party shall evade or refuse delivery of any Notice. If Notice is tendered under the provisions of this paragraph and is refused by the intended recipient of the Notice, the Notice shall nonetheless be considered to have been given and shall be effective as of the date tendered. Any Notice given in a manner other than that provided above, but actually received by the party, shall be effective upon receipt.

18.  Service of Process. The Borrower hereby irrevocably consents to process being served in any suit, action or proceeding hereunder (i) by serving a copy thereof upon the Borrower or its authorized agent for service of process, in each case in any manner as may be permitted under applicable law, or (ii) if such service is impossible or impracticable in the sole judgment of the party serving such process, by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Borrower at its address set forth in Section 17 or to any other address that the Borrower shall have designated by written notice to the Lender. The Borrower irrevocably waives, to the fullest extent permitted by law, all claims of error by reason of any such service and agrees that such service (A) shall be deemed in every respect effective service of process upon the Borrower in any such suit, action or proceeding, and (B) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon personal delivery to the Borrower. Nothing in this Section 18 shall affect the rights of the Lender to serve process in any manner permitted by law or limit the right of the Lender to bring proceedings against the Borrower in the competent courts of any jurisdiction.

19.  Duties of the Lender with Respect to the Collateral. Except with respect to the exercise of the Lender’s rights or remedies under this Agreement or the Security Agreement if and to the extent that the Lender determines, in its sole discretion, to exercise such rights or remedies, the Lender shall have no duty, responsibility or obligation of any nature whatsoever to service, collect, administer, enforce or account for the Collateral.

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20.  Attorney’s Fees and Taxes.

(a)                The Borrower has remitted to the Lender a legal expense fee in the amount of $10,000.00 (the “Initial Fee”) for the initial Advance and shall pay Lender for additional legal and out of pocket expenses with respect to additional Advances; provided, however, that the aggregate amount of expense reimbursed, which includes the Initial Fee, shall not exceed $20,000. The payment of any additional expenses shall be collected at the time of funding the additional Advances.

(b)               Each Borrower shall reimburse the Lender, upon demand, for all reasonable costs and expenses actually incurred, including, without limitation, attorneys' fees paid or incurred by the Lender, in connection with the enforcement by the Lender during the term hereof or thereafter of the rights or remedies of the Lender hereunder or under any of the Loan Documents, including, without limitation, reasonable costs and expenses of collection in the Event of Default, whether or not suit is filed with respect thereto and whether such costs are paid or incurred, or to be paid or incurred, prior to or after entry of judgment.

(c)                The Borrower agrees to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter reasonably determined by the Lender to be payable in connection with the Loan Documents, or any other documents, instruments or transactions pursuant to or in connection herewith or therewith, and the Borrower agrees to hold the Lender harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions, unless such omission or delay is due to the gross negligence or willful misconduct on the part of the Lender.

All such costs, expenses, attorney’s fees, taxes, fees and impositions referred to in this Section 20 shall be payable to the Lender on demand. The obligations of Borrower under this Section 20 shall survive the repayment of the Loan and the other Obligations.

21.  Marshaling; Payments Set Aside. The Lender shall be under no obligation to marshal any assets in favor of the Borrower or any other Person or against or in payment of the Loan or any other Obligations. To the extent that the Borrower makes a payment or payments to the Lender or the Lender exercises its rights of setoff, and such payment or payments or the proceeds of such setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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22.  Invalid Provisions. If any provision or application of this Agreement is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect other provisions or applications which can be given effect, and this Agreement shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or prescribed hereby.

23.  Not Joint Ventures. The Lender is not, and shall not by reason of any provision of any of the Loan Documents be deemed to be, a joint venturer with or partner or agent of the Borrower.

24.  Estoppel Certificate. At any time and from time to time, within fifteen (15) days after receipt from the Lender of a written request therefor, the Borrower shall prepare, execute and deliver to the Lender, or any other party which the Lender may designate, an estoppel certificate stating: (a) the amount of the unpaid principal balance of and accrued and unpaid interest on the Loan as of the date thereof; (b) the date upon which the last payment of principal or interest with respect to the Loan was made and the date the next payment is due under each Note; and (c) that the Borrower has no defenses, claims or offsets against full enforcement hereof according to the terms hereof, or existing and describing any such defenses, claims or offsets which do exist.

25.  Notice of Change of Location or Name. The Borrower shall notify the Lender within thirty (30) days prior to any change in the jurisdiction of Borrower’s organization, the location of the Borrower’s chief executive office or principal places of business, the offices where it keeps its records concerning accounts and contract rights or Borrower’s name as indicated on the public record of its jurisdiction of organization.

26.  Remedies Cumulative. The rights and remedies of the Lender herein specified are cumulative and not exclusive of any other rights or remedies that the Lender would otherwise have at law or in equity or by statute.

27.  Integration; Conflicting Terms. This Agreement, together with the other Loan Documents, comprises the entire agreement of the parties with respect to the subject matter hereof, and supersedes and replaces all prior agreements (if any), oral and written, on such subject matter. If any term of any of the other Loan Documents expressly conflicts with the provisions of this Agreement, the provisions of this Agreement shall control; provided, however, that the inclusion of supplemental rights and remedies of the Lender in any of the other Loan Documents shall not be deemed a conflict with this Agreement.

28.  Governing Law; Construction. This Agreement and the other Loan Documents (except as may be expressly stated in such other Loan Documents) shall be governed by, and construed in accordance with, the laws of the State of Nevada without regard to principles of conflicts of laws. Whenever possible, each provision of the Loan Documents and any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of the Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Loan Documents or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with a valid provision the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision. The provisions of this Section 28 are irrevocable and may not be rescinded, revoked or amended without the prior written consent of the Lender. The Borrower acknowledges that the Lender has relied upon this Section 28 in entering into the Loan Documents.

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29.  Waiver of Jury Trial. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

30.  Delay or Omission. No delay or omission to exercise any right, power, or remedy accruing under this Agreement shall impair such right, power, or remedy, nor shall it be construed to be a waiver of or acquiescence in a breach of or default under the contract. BOTH PARTIES SPECIFICALLY AND AFFIRMATIVELY AGREE NOT TO CONSTRUE THE CONDUCT, DELAY, OR OMISSION OF THE OTHER PARTY AS ALTERING IN ANY WAY THE PARTIES’ AGREEMENTS AS DEFINED IN THIS MASTER LOAN AGREEMENT. Any waiver, permit, or approval of any breach of or default under this Agreement must be in writing, and, because the language of this paragraph was negotiated and intended by both parties to be binding and is not a mere recital, both parties hereby agree that they will not raise waiver or estoppel as affirmative defenses so as to limit or negate the clear language and intent of this paragraph. All remedies, either under this Agreement, by law, or otherwise afforded to either party shall be cumulative, not alternative.

31.  Severability. In the event that any provision in this Agreement shall be held invalid or unenforceable by a court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision of this Agreement.

32.  Entire Agreement; Modification. This Agreement is intended as a complete and exclusive statement of the terms and conditions of the parties’ agreement between the parties. This Agreement may not be effectively amended, changed, modified, or altered without the written consent of both parties.

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33.  Headings. The headings to the various paragraphs of this Agreement are inserted only for convenience of reference and are not intended, nor shall they be construed, to modify, define, limit, or expand the intent of the parties.

34.  Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

35.  Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, GAAP, except as otherwise specifically prescribed herein.

36.  Exhibits and Schedules. All Exhibits and Schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference. A matter disclosed on any Schedule shall be deemed disclosed on all Schedules.

37.  Miscellaneous Terms. The term “or” is disjunctive; the term “and” is conjunctive. The term “shall” is mandatory; the term “may” is permissive. Masculine terms also apply to females; feminine terms also apply to males. The term “including” is by way of example and not limitation.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, this Master Loan Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the day and year first above written.

THE BORROWERS:

LIGHTNING GAMING, INC.

a Nevada corporation

By:____________________________________
Name:_________________________________

Its: ___________________________________

LIGHTNING SLOT MACHINES, LLC

a Nevada limited liability company

By:____________________________________
Name:_________________________________

Its: ___________________________________

LIGHTNING POKER, INC.

a Pennsylvania corporation

By:____________________________________
Name:_________________________________

Its: ___________________________________

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THE LENDER:

PDS GAMING -NEVADA, LLC,
a Nevada limited liability company

By:____________________________________
Name:_________________________________

Its: ___________________________________

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EXHIBIT A

TO

MASTER LOAN AGREEMENT

FORM OF PROMISSORY NOTE

[$__________] Las Vegas, NV

Dated: _________, 20___

PROMISSORY NOTE

FOR VALUE RECEIVED, Lightning Gaming, Inc, a corporation organized under the laws of the State of Nevada, Lightning Slot Machines, LLC, a limited liability company organized under the laws of the State of Nevada and Lightning Poker, Inc., a corporation organized under the laws of the State of Pennsylvania (collectively, the “Borrower”) agrees and promises to pay to the order of PDS Gaming- Nevada, LLC, a limited liability company organized under the laws of the State of Nevada (together with its endorsees, successors and assigns hereby collectively referred to as the “Holder”), at the principal office at 6280 Annie Oakley Drive, Las Vegas, Nevada 89120 or such other place as Holder may from time to time designate, the principal sum of ______________________________and 00/100 Dollars ($___________), together with interest on the Principal Balance (as later defined) at the rate of interest hereinafter set forth, in readily available United States funds. This Note shall be payable in the following manner and on all the following terms and at the following times:

1.                  Definitions. For purposes of this Note the foregoing shall have the following meanings:

“Closing Date” shall mean the date of this Note.

“Default” shall have the meaning given to such term in Section 10 below.

“Default Rate” shall have the meaning given to such term in Section 3(b) below.

“Interest” shall mean the per annum rate of interest imposed on the Principal Balance in accordance with Section 3(a) below.

“Master Loan Agreement” shall mean the Master Loan Agreement dated ________, 2019 entered into by and between Borrower and Holder, wherein Holder has agreed to lend to Borrower the Principal of this Note subject to compliance with the terms and conditions of this Note and the Master Loan Agreement.

“Maturity Date” shall mean _______, 20___.

“Monthly Payment” shall mean the regular monthly installments of Base Interest and principal due under this Note on each Monthly Payment Date pursuant to Section 6(a).

“Note” shall mean this Promissory Note, in the principal amount of $____________, issued by Borrower to Holder pursuant to the Master Loan Agreement and any amendments, modifications, and/or replacement hereof.

“Principal” shall mean the principal sum of $_____________.

“Principal Balance” shall mean the Principal from time to time outstanding and unpaid on this Note.

Terms not defined herein or elsewhere in this Note shall have the meaning ascribed to them in the Master Loan Agreement.

2.                  Principal Advance. The Principal under this Note will be advanced by Holder (i) directly to the Borrower for payment of all existing secured loans (ii) directly to the Borrower for reimbursement of deposits to the manufacturers of the Equipment; or (iii) directly to the manufacturer of the Equipment pursuant to the terms and conditions of the Master Loan Agreement.

3.                  Interest Rate. The Principal Balance of this Note at the close of each day shall accrue interest at the following per annum rates of interest:

(a)                Interest. From and after the date hereof the Principal Balance shall bear interest at an annual rate of thirteen percent (13%). The annual rate in effect with respect to this Note is hereafter referred to as the “Interest.”

(b)               Default Rate. If a Default (as later defined) occurs under this Note, then, at the option of Holder hereof, during the entire period during which such Default shall occur and be continuing, interest shall be payable on the Principal Balance at a per annum rate of interest equal to the lesser of (i) the maximum lawful rate of interest permitted to be paid on this Note; or (ii) Eighteen Percent (18%) (the “Default Rate”), whether or not Holder has exercised its option to accelerate the maturity of this Note and declare the entire Principal Balance due and payable.

4.                  Basis of Computation. Interest shall be computed on the basis of the actual number of days elapsed over a 360-day year, compounded on each Monthly Payment Date (as later defined). Interest shall commence and accrue as to the Principal Balance on the date hereof.

5.                  Late Charge. In the event that any payment required hereunder is not paid within five (5) days after the due date thereof, Borrower agrees to pay a late charge of $.05 per $1.00 of unpaid payment to defray the costs of Holder incident to collecting such late payment. This late charge shall apply individually to all payments past due, and there will be no daily pro rata adjustment. This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights Holder may have including the right to declare the entire Principal Balance and interest immediately due and payable.

6.                  Terms of Payment. The Note shall be payable as follows:

(a)                Monthly Payments. Commencing on _______, 20____, and on the same calendar day of each calendar month thereafter (each a “Monthly Payment Date) monthly installments of accrued interest in the amount of $______________ shall be due and payable (“Monthly Payment”) (each an “Installment”). The entire Principal Balance plus all accrued and unpaid interest and all other charges and sums due under this Note, shall be due and payable in full on the earlier to occur of the following:

(i)                 The Maturity Date; or

(ii)	Such earlier date as payment hereunder shall have been accelerated by the occurrence of a Default hereunder;

7.                  Application of Payments. All payments shall be applied in accordance with the terms of the Master Loan Agreement. If any payment of Principal, interest, late charge or any other sum required to be made hereunder shall become due and payable on a day other than a Business Day, then the due date of such payment shall be extended to the next succeeding Business Day with the same force and effect as if made on the scheduled payment or prepayment date, and without additional interest accruing thereon. If an Event of Default exists, the Holder may apply any Payments received to Principal, interest, late charges or other amounts due from the Borrower in such order as Holder, in its sole discretion shall determine.

8.                  Prepayment. The Principal Balance of this Note may be prepaid subject to the conditions set forth in the Master Loan Agreement.

9.                  Security. The payment and performance of this Note is secured by that certain Security Agreement made by Borrower for the benefit of Holder, dated __________, 2019, under which Borrower has granted to Holder a security interest in the Collateral, including, but not limited to the Equipment (the “Security Agreement”). This Note is executed pursuant to the terms and conditions of the Master Loan Agreement wherein Borrower is issuing this Note to Holder and Holder is lending the Principal sum of the Note to Borrower.

10.              Default. If (i) a default be made in any payment when due in accordance with the terms and conditions of this Note, or (ii) an Event of Default occurs under the Master Loan Agreement or the Security Agreement (any of the events described in clauses (i) and (ii) being herein singularly and collectively referred to as a “Default”), the entire Principal Balance together with accrued interest thereon and all other charges shall become immediately due and payable at the option of Holder.

11.              Time of Essence; No Waiver. Time is of the essence. No delay or omission on the part of Holder in exercising any right hereunder shall operate as a waiver of such right of any other remedy under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion. All rights and remedies of Holder under the terms of this Note, under the terms of the Master Loan Agreement, the Security Agreement and under any statutes or rules of law shall be cumulative and may be exercised successively or concurrently.

12.              Costs of Collection. In the event of any Default hereunder Borrower agrees to reimburse Holder for the costs of collection, including arbitration and court costs (if any) and reasonable attorneys’ fees incurred in collecting the indebtedness secured hereby, or in exercising or defending, or obtaining the right to exercise, the rights of Holder hereunder, under the Master Loan Agreement, under the Security Agreement or under any other document or instrument executed and delivered in connection herewith or therewith, and in bankruptcy, insolvency, arrangement, reorganization and other debtor-relief proceedings in other court proceedings brought in accordance with the Master Loan Agreement, the Security Agreement, and all costs and expenses incurred by Holder in protecting or preserving the property or interests which are subject to the Master Loan Agreement or the Security Agreement.

13.              Waiver of Presentment, Etc. Except as otherwise required under this Note, the Master Loan Agreement or the Security Agreement, demand for payment, presentment for payment, protest, notice of protest, notice of non-payment, notice of dishonor, notice of intention to accelerate maturity, notice of acceleration of maturity, notice of intent to foreclose on any collateral securing this Note, all other notices as to this Note, diligence in collection as to each and every payment due hereunder, and all other requirements necessary to charge or hold such person or entity to any obligation hereunder are waived. Consent is given to any renewal, any release of all or any part of the security given for the payment hereof, any acceptance of additional security of any kind, and any release of, or resort to, any party liable for payment hereof.

14.              Use of Proceeds. The Principal advanced under this Note is to be used for the purposes set forth in the Master Loan Agreement and in consideration of the promises, representations, warranties and covenants set forth herein and in the Master Loan Agreement and related documents.

15.              Authorization. This Note is issued by Borrower, pursuant to and in full compliance with the formation and organizational documents of Borrower and an authorizing resolution of the Borrower.

16.              Governing Law. This Note shall be construed in accordance with and governed by the laws of the State of Nevada without regard to conflict of law principles, and applicable federal law. Whenever possible, each provision of this Note and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Note or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Note or any other statement, instrument or transaction contemplated hereby or thereby or relating hereto or thereto. The parties shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with a valid provision the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.

[The remainder of this page is left intentionally blank;

Signature Page(s) follow.]

Executed as of the date first above written.

LIGHTNING GAMING, INC.	LIGHTNING POKER, INC.
By: ____________________________ Name: __________________________ Title: ___________________________	By: ____________________________ Name: __________________________ Title: ___________________________

LIGHTNING SLOT MACHINES, LLC
By: ____________________________ Name: __________________________ Title: ___________________________

EXHIBIT B
TO
MASTER LOAN AGREEMENT

FORM OF SOLVENCY CERTIFICATE

The undersigned, the President of Lightning Gaming, Inc. and its subsidiaries, Lightning Poker, Inc. and Lightning Slot Machines, LLC (collectively, the “Borrower”), being duly authorized, hereby delivers this Solvency Certificate to PDS Gaming – Nevada, LLC (the “Lender”), pursuant to Section 4(a)(xiii) of the Master Loan Agreement, dated as of November 27, 2019 (as the same may be amended, supplemented, replaced, renewed or otherwise modified from time to time, the “Master Loan Agreement”), by and between the Borrower and the Lender. Terms with initial capital letters used but not defined herein shall have the meanings assigned to them in the Master Loan Agreement.

The undersigned hereby certifies as of the date hereof, in the undersigned’s capacity as an officer of the Borrower, as follows:

1.                  I have responsibility for the management and financial affairs of the Borrower and the preparation of the financial statements of the Borrower.

2.                  I have carefully prepared and/or reviewed the contents of this Solvency Certificate and have conferred with counsel for the Borrower for the purpose of discussing the meaning of any provisions hereof that I desired to have clarified.

3.                  In preparation for the consummation of the transactions contemplated by the Master Loan Agreement, I have caused to be prepared and/or reviewed pro forma income projections, cash flow projections, and balance sheet projections for the term of the Loan for the Borrower after giving effect to the Loan, the execution and delivery of the other Loan Documents (the “Pro Forma Financial Statements”).

4.                  Based upon the foregoing and upon the best of my knowledge after due diligence, I have concluded as follows:

(a)                The Borrower is not, and the execution and delivery by the Borrower of the Master Loan Agreement and the other Loan Documents to which it is a party, the performance of its obligations thereunder, the extension of credit made under the Master Loan Agreement, will not render the Borrower insolvent under generally accepted accounting principles nor render it “insolvent” as defined in the following sentence. I understand that in this context, “insolvent,” with respect to the Borrower would mean that the sum of such Person’s debts is greater than all of such Person’s assets, at fair valuation. I also understand that the term “debts” includes any liability, whether or not reduced to judgment, whether liquidated or unliquidated, fixed, absolute or contingent, matured or unmatured, disputed or undisputed, legal or equitable, and secured or unsecured. This conclusion is supported by the pro forma balance sheets included in the Pro Forma Financial Statements, which reflect that, as of the date thereof, the Borrower’s asset value is $__________ and that the Borrower’s debts are $__________.

(b)               Giving effect to the execution and delivery by the Borrower of the Master Loan Agreement, the other Loan Documents to which it is a party, and the performance of its obligations thereunder, the Borrower will, based upon the Pro Forma Financial Statements and the assumptions contained therein, not have inadequate capitalization or unreasonably small assets in relation to its business as currently or proposed to be conducted or the transactions contemplated by the Master Loan Agreement. In reaching this conclusion, I understand that “inadequate capitalization” or “unreasonably small assets” depends upon the nature of a company’s business and I have reached my conclusion in light of the needs and anticipated needs for funds in the business anticipated to be conducted by the Borrower in light of the Pro Forma Financial Statements.

(c)                The Borrower does not intend to incur, and in connection with the execution and delivery by the Borrower of the Master Loan Agreement, the other Loan Documents to which it is a party, and the performance of its obligations thereunder, the Borrower will not incur debts beyond its ability to pay them as they mature. In this regard, I have based my conclusion, in part, upon the Pro Forma Financial Statements, which demonstrate that the Borrower will have positive cash flow after paying all of its scheduled and anticipated debts. I have concluded that the realization from current assets in the ordinary and usual course of business, together with other financial resources that are reasonably expected to be available to the Borrower, will be sufficient to pay recurring current debt, short-term debt and long-term debt service as such debts require and that such cash flow and other resources will be sufficient to repay the Loan made under the Master Loan Agreement and other debts as such debts mature.

(d)               The Borrower has not executed the Master Loan Agreement, the other Loan Documents to which it is a party, or made any transfer or incurred any obligations thereunder, with actual intent to hinder, delay or defraud either present or future creditors.

5.                  I understand that the Lender is relying materially on the truth and accuracy of the foregoing in connection with the extension of credit to the Borrower under the Master Loan Agreement.

I have executed this Solvency Certificate as of the ___ day of __________, 20___.

LIGHTNING GAMING, INC.

By:
Name: __________________________
Title: ___________________________

EXHIBIT C
TO
MASTER LOAN AGREEMENT

FORM OF CLOSING CERTIFICATE

The undersigned, Brian Haveson, hereby certifies in my capacity as President of The Lightning Gaming, Inc. and its subsidiaries, Lightning Poker, Inc. and Lightning Slot Machines, LLC (collectively, the “Borrower”), for the benefit of PDS Gaming -Nevada, LLC (“Lender”) that:

1.      I am the duly elected, qualified and acting President of Borrower.

2.      This certificate is being delivered pursuant to Section 4(xiv) of that certain Master Loan Agreement dated November 27, 2019, among Borrower and Lender. Capitalized terms used in this Certificate without definition have the meanings given to such terms in the Master Loan Agreement.

3.      Each representation by or warranty of the Borrower contained in the Master Loan Agreement or in any other Loan Documents is true and correct as of the date hereof.

4.      No Default or Event of Default has occurred and is continuing or would result after giving effect to the transactions contemplated in the Master Loan Agreement or any of the other Loan Documents.

5.      Since the date of the financial and other information delivered by Borrower to Lender under Section 4(k) of the Master Loan Agreement, there has been no material adverse change in the financial condition or results of operations of the Borrower.

6.      The persons whose names, titles and signatures appear below are currently the Managing Members of Borrower and are duly authorized to execute and deliver the Loan Documents on behalf of Borrower.

Brian Haveson, President ___________________________________

IN WITNESS WHEREOF, the undersigned have executed this Certificate this _____ day of [___________], 20___.

By:_______________________________
Name:  Brian Haveson

EXHIBIT D
TO
LOAN AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

The undersigned, the [___________________] of [___________________] (the “Borrower”), being duly authorized, hereby delivers this Compliance Certificate to PDS Gaming – Nevada, LLC(the “Lender”) pursuant to that certain Loan Agreement dated as of November 27, 2019, between the Borrower and the Lender (as the same may be amended, modified, supplemented, restated or replaced from time to time, the “Loan Agreement”). Terms defined in the Loan Agreement, wherever used herein, shall have the same meanings as are prescribed by the Loan Agreement.

1                    The Borrower hereby delivers to the Lender [check as applicable]: ___ the audited fiscal year end financial statements required by Section 7(e)(i) of the Loan Agreement or ___ the quarterly financial statements required by Section 7(e)(ii) of the Loan Agreement. Such financial statements are true, correct and complete and have been prepared in accordance with GAAP (except, in the case of the quarterly financial statements, for the omission of footnotes) applied consistently throughout the periods reflected therein.

2                    The undersigned hereby states that, to the best of his or her knowledge and based upon an examination sufficient to enable an informed statement [check as applicable]:

______	No Default or Event of Default exists as of the date hereof.
______	One or more Defaults or Events of Default have occurred or exist as of the date hereof. Included within Exhibit A attached hereto is a written description specifying each such Default or Event of Default, its nature, when it occurred, whether it is continuing as of the date hereof and the steps being taken by the Borrower with respect thereto. Except as so specified, no Default or Event of Default exists as of the date hereof.

Date of execution of Compliance Certificate: __________, _______.

[BORROWER]

By: ____________________________ Name: __________________________ Title: ___________________________

EXHIBIT A
TO
COMPLIANCE CERTIFICATE

dated
________, ______

The following is attached to and made a part of the above referenced Compliance Certificate.

[specify Defaults or Events of Defaults]

SCHEDULE 1
TO
MASTER LOAN AGREEMENT

LICENSES

Jurisdiction	License Type	License Status	Expiration Date
New Jersey Div of Gaming Enforcement	Manufacturer's License	Approved	4/12/2018
Shingle Springs Tribal Gaming Commiss.	Gaming Vendor	Approved	5/2/2018
Rincon Tribal Gaming Commission	Gaming Vendor	Approved	6/14/2018
United Auburn Indian Tribal Gaming Agency	Gaming Resource Supplier	Approved	9/1/2018
Cabazon Band of Mission Indians Gaming Commission	Vendor License	Approved	9/16/2018
Gila River Gaming Commission	Vendor Gaming License	Approved	9/30/2018
Paskenta Tribal Gaming Commission	Vendor License	Approved	10/17/2018
Nevada Secretary of State	Business License	Approved	10/31/2018
Sycuan Gaming Commission	Vendor License	Approved	11/1/2018
Coushatta Tribe of Louisiana Tribal Gaming Commission	Gaming Manufacturer & Supplier	Approved	11/10/2018
Louisiana State Police- Indian Gaming Unit	Indian Gaming Vendor	Approved	11/10/2018
Pauma Gaming Commission	Vendor Gaming License	Approved	11/23/2018
Pascua Yaqui Tribe of Arizona	Manufacturer's License	Approved	11/30/2018
Jackson Rancheria Tribal Gaming Agency	Vendor Gaming License	Approved	12/22/2018
Missouri Gaming Commission	Supplier's License	Approved	12/31/2018
Pueblo of Acoma	Business License	Approved	12/31/2018
Arkansas Racing Commission	Gaming License	Approved	12/31/2018
Seminole Tribe of Florida	Registered Vendor Gaming Division	Approved	12/31/2018
Seminole Tribe of Florida	Registered Vendor Gaming Division	Approved	12/31/2018
US Department of Justice	Registration Under the Gambling Device Act	Approved	12/31/2018
Pueblo of Acoma	Gaming Vendor	Approved	1/19/2019
Ak-Chin Tribal Gaming Agency	Gaming Vendor	Approved	2/28/2019
Arizona Department of Gaming	State Certification	Approved	2/28/2019
Tohono O'odham Gaming Enterprise	Gaming License	Approved	2/28/2019
Pueblo of Santa Ana Gaming Reg. Commiss.	Gaming Vendor	Approved	3/1/2019
Pueblo of Laguna	Vendor License	Approved	3/15/2019
Iowa Racing and Gaming Commission	Manufacturer's License	Approved	3/31/2019
Iowa Racing and Gaming Commission	Distributor License	Approved	3/31/2019
Nevada Secretary of State	Business License	Approved	3/31/2019
Agua Caliente Gaming Commission	Gaming Vendor	Approved	4/1/2019
Tunica Biloxi Tribe of Louisiana	Vendor License	Approved	4/12/2019
California Gambling Control Commission	Manufacturer's-Distributors Gambling Equip. Registration	Approved	4/24/2019
Connecticut Department of Consumer Protection	Gaming Service Registration	Approved	4/28/2019
Pechanga Gaming Commission	Vendor Gaming License	Approved	4/30/2019
Connecticut Department of Consumer Protection	Gaming Service Registration	Approved	5/1/2019
Tule River Tribe Gaming Commission	Vendor License	Approved	5/8/2019
Gila River Gaming Commission	Business License	Approved	7/21/2019
Table Mountain Rancheria Tribal Gaming Commission	Vendor License	Approved	8/28/2019
Nottawaseppi Huron Band of the Potawatomi Gaming Commission	Vendor Gaming License	Approved	9/16/2019
California State Department of Justice	Approval of Gaming Activity	Approved	9/30/2019
Dry Creek Gaming Commission	Gaming Vendor	Approved	10/18/2019
Morongo Gaming Agency	Vendor License	Approved	10/23/2019
Campo Tribal Gaming Commission	Gaming Resource Supplier	Approved	10/31/2019
San Manuel Band of Mission Indians	Vendor License	Approved	11/1/2019
Chitimacha Gaming Commission	Manufacturer & Supplier's License	Approved	11/10/2019
Pokagon Band Gaming Commission	Supplier's License	Approved	11/13/2019
San Pasqual Gaming Commission	Gaming Vendor	Pending	11/16/2019
Cocopah Tribal Gaming Office	Manufacturer & Distributor	Approved	2/28/2020
Louisiana Gaming Control Board	Manufacturer Permit	Approved	4/20/2020
St. of Florida- Division of Pari Mutuel Wagering	Business Entity Occupational License	Approved	6/30/2020
Augustine Gaming Commission	Gaming Vendor	Approved	7/19/2020
Mississippi Gaming Commission	Manufacturer & Supplier's License	Approved	1/18/2021
PA Gaming Commission	Slot Machine Manufacturers License	Approved	3/20/2023
Seneca Nation of Indians Seneca Gaming Authority	Gaming Enterprise License	Temp	TBD
New York State Gaming Commission	Gaming Vendor	Temp	TBD

SCHEDULE 2
TO
MASTER LOAN AGREEMENT

EXISTING DEBT OTHER THAN PRIOR LOAN